Reliv' International, Inc. and Subsidiaries

EXHIBIT (11) -- Statement Re: Computation of Per Share Earnings

                                                             Quarter Ended            Six  Months Ended
                                                                June 30                    June 30
                                                        --------------------       ---------------------
                                                          1997         1996         1997           1996
                                                        -------      -------       -------       -------
                                                             (in thousands, except per share data)



Primary:
 Average shares outstanding                               9,578       10,084         9,578        10,084
 Net effect of warrants and options                         845          251           845           251
                                                        -------      -------       -------       -------
Totals                                                   10,423       10,335        10,423        10,335
                                                        =======      =======       =======       =======

Net Income                                              $   595      $   302       $ 1,414       $   580
                                                        =======      =======       =======       =======

Per share amount                                        $  0.06      $  0.03       $  0.14       $  0.06
                                                        =======      =======       =======       =======
Fully Diluted:
 Average shares outstanding                               9,578       10,084         9,578        10,084
 Net effect of warrants and options                         845          448           845           448
                                                        -------      -------       -------       -------
Totals                                                   10,423       10,531        10,423        10,531
                                                        =======      =======       =======       =======

Net Income                                              $   595      $   302       $ 1,414       $   580
                                                        =======      =======       =======       =======

Per share amount                                        $  0.06      $  0.03       $  0.14       $  0.06
                                                        =======      =======       =======       =======


Note: Per share data reflects the effect of the Company's 10 percent stock dividend declared on January 31, 1997 and distributed on February 28, 1997. The 1996 data reflects the pro forma effect of the dividend.